Exhibit 21


                             SUBSIDIARIES OF eVISION


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

OL Broker.Com, Inc.                                           Colorado
American Fronteer Financial Corporation                       Colorado
RAF Services, Inc. of Texas                                   Texas
RAF Services, Inc. of Louisiana                               Louisiana
RAF Services, Inc.                                            Nevada
Secutron Corp.                                                Colorado
MidRange Solutions Corp.                                      Colorado
eBanker USA.com, Inc.                                         Colorado
Fronteer Income Growth, Inc.                                  Foreign
Corporate Net Solutions, Inc.                                 Delaware
Fronteer Corporate Services, Inc.                             Colorado
Fronteer Asset Management Corporate, Inc.                     Delaware
eFunds Global.Com, Inc.                                       Colorado
Neuro Web, Inc.                                               Colorado
Neuro Web Canada, Inc.                                        Canada
Skyhub Far East, Inc.                                         Colorado